UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2005

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida	34108-2710
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 598-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 1, 2005, William J. Schoen, the non-employed Chairman of the Board of Health Management Associates, Inc. (the “Company”), terminated his pre-arranged stock trading plan that he had previously adopted in accordance with Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended. The terms of Mr. Schoen’s Rule 10b5-1 stock trading plan permitted this termination.

On August 25, 2005, the Company disclosed the adoption by Mr. Schoen of his Rule 10b5-1 stock trading plan and its applicability to a maximum of 3,175,000 shares of the Company’s common stock that he may acquire upon exercise of currently exercisable stock options. Prior to its termination, Mr. Schoen exercised and sold 1,544,700 shares of the Company’s common stock pursuant to his Rule 10b5-1 stock trading plan.

By making this announcement, the Company does not undertake to report to any future Rule 10b5-1 stock trading plan terminations, modifications, transactions or other activities, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH MANAGEMENT ASSOCIATES, INC.

Dated: December 8, 2005	By:	/s/ Robert E. Farnham
Robert E. Farnham
Senior Vice President and Chief Financial Officer